Exhibit 16.1

June 4, 2025

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Usio, Inc.'s statements included under Item 4.01 of its Form 8‐K filed on June 5, 2025, and we agree with such statements concerning our firm.